Exhibit (h)(1)

                      TRANSFER AGENCY AND SERVICE AGREEMENT

Agreement made as of this 1st day of November, 1999, by and between NEW ENGLAND FUNDS TRUST I, NEW ENGLAND FUNDS TRUST II, NEW ENGLAND FUNDS TRUST III, NEW ENGLAND CASH MANAGEMENT TRUST AND NEW ENGLAND TAX EXEMPT MONEY MARKET TRUST, each a Massachusetts business trust, having its principal office and place of business at 399 Boylston Street, Boston, Massachusetts 02116 (each a "Fund" and collectively, "the Funds"), and NVEST SERVICES COMPANY, INC., a Massachusetts corporation having its principal office and place of business at 399 Boylston Street, Boston, Massachusetts 02116 (the "Transfer Agent").

WHEREAS, each Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Funds currently offer shares in twenty two series, such series being named in the attached Schedule A, which may be amended by the parties from time to time (each such series, together with all other series subsequently established by a Fund and made subject to this Agreement in accordance with
SECTION 17 HEREOF, being herein referred to as a "Portfolio," and collectively as the "Portfolios"); and

WHEREAS, each Funds, on behalf of the Portfolios, desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment.

WHEREAS, the Transfer Agent intends to engage Boston Financial Data Services, Inc. (the "Sub-Transfer Agent") to perform certain of the services to be provided by the Transfer Agent hereunder and enter into a Sub-Transfer Agency and Service Agreement with the Sub-Transfer Agent to that effect, and each Fund hereby acknowledges the Transfer Agent's intent to so engage the Sub-Transfer Agent.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

l.      Appointment and Duties
        ----------------------

1.1 General. Subject to the terms and conditions set forth in this Agreement, each Fund, on behalf of the Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for the authorized and issued shares of beneficial interest of the Fund ("Shares"), dividend disbursing agent, and agent in connection with any accumulation, open-account, or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectuses and statements of additional information ("prospectus") of the Fund, on behalf of the applicable Portfolio, including, without limitation, any periodic investment plan or periodic withdrawal program.

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        In accordance with written  procedures  established from time to time by agreement between the Funds and the Transfer Agent, the Transfer Agent agrees that it will perform the services set forth in Schedule B hereto. As the Funds and the Transfer Agent may, from time to time, mutually agree in writing, the Transfer Agent may at times perform only a portion of the services listed in Schedule B, and a Fund or its agent may perform such services.

1.2 Retirement Accounts. With respect to certain retirement plans or accounts (such as individual retirement accounts ("IRAs"), SIMPLE IRAs, SEP IRAs, Roth IRAs, Education IRAs, and 403(b) Plans (such accounts, "Retirement Accounts")), the Transfer Agent, at the request of a Fund, may provide or arrange for the provision of appropriate prototype plans as well as provide or arrange for the provision of various services to such plans and/or accounts, which services may include plan custodian services, account set-up, maintenance, and disbursements as well as such other services as the parties hereto shall mutually agree upon.

        If at any time and for any reason the Transfer Agent, any of its agent or sub-contractors, or any of their affiliates chooses to resign as custodian of any or all Retirement Accounts, the Transfer Agent will give the Fund at least eighty-five (85) days' prior written notice and shall not be required to designate a successor custodian. If either party chooses to terminate this Agreement pursuant to SECTION 13 hereof, the Transfer Agent, any of its agents or sub-contractors, or any of their affiliates may thereupon resign as custodian in respect to any or all of the Retirement Accounts upon eighty-five (85) days' prior written notice to the Fund. In either such event, the Fund will promptly distribute notice of the custodian's resignation to such persons and in such manner as are called for under the applicable provisions of the Retirement Account and in form and content satisfactory to and signed by the Transfer Agent. The Fund shall be responsible for obtaining a successor custodian for all Retirement Accounts.

1.3 Review and Maintenance of Fund Prototype Retirement Plans or Account Materials.

        (a) If a Fund develops and makes available its own retirement plan prototypes or account materials (the "Fund Prototype(s)") for use in connection with a Retirement Account or Accounts, the
                Fund, subject to the terms set forth below, may appoint the Transfer Agent, one of its agent or sub-contractors, or an affiliate thereof as the custodian with respect to such Retirement Accounts.

        (b) The Fund agrees that the Fund Prototypes will comply with applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder as in effect at the time. The Fund will be responsible for establishing, maintaining, and updating the Fund Prototypes in compliance with the Code and all other applicable federal or state law or regulations, when changes in the law require such updating.

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        (c)     The Fund agrees that the Fund Prototypes are the  responsibility of the Fund and further agrees that it will  indemnify,  defend,
                and  hold   harmless  the  Transfer   Agent,   its   affiliates,
                successors, representatives, and assigns from and against any and all losses, damages, costs, charges, expenses, including reasonable fees for counsel, taxes, penalties, and liabilities (collectively, "Losses") arising out of or attributable to the use of a Fund Prototype by the Fund or the Transfer Agent, its agents, employees, representatives, or any other person acting on a Fund's behalf, except to the extent that such Losses arise out of or are attributable to the negligence, bad faith, or willful misconduct of the Transfer Agent (or its agents, affiliates, successors, or assigns), unless such negligence is a result of complying with a Fund Prototype. This indemnification obligation will survive termination of this Agreement.

        (d) The Fund agrees that any modifications made by the Fund to a Fund Prototype without the Transfer Agent's written consent or the required written consent of any of the Transfer Agent's agents or sub-contractors or any of their affiliates shall not increase the liabilities or responsibilities of the Transfer Agent or that of such agent, sub-contractor, or affiliate as custodian or limit the Transfer Agent's ability or that of that of its agent or sub-contractor, or any of their affiliates to resign as custodian as provided hereunder. The Fund will furnish the Transfer Agent with a copy of each Fund Prototype. The Transfer Agent shall not be required to review, comment, or advise on such Fund Prototypes.

1.4 Blue Sky. The Funds shall (a) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (b) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Funds and providing a system that will enable the Funds to monitor the total number of Shares sold in each State.

2.      Third Party Administrators for Defined Contribution Plans
        ---------------------------------------------------------

2.1 A Fund may decide to make available to certain of its customers a qualified plan program (the "Program") pursuant to which such customers ("Employers") may adopt certain plans (each a "Plan," and collectively, "Plans") for the benefit of Plan participants (the "Participants"), such Plans being qualified under Section 401(a) of the Code, and administered by third party administrators, which may be "administrators" as defined in the Employee Retirement Income Security Act of 1974, as amended ("TPA(s)").

2.2 In accordance with the procedures established in Schedule 2.2 hereto entitled "Third Party Administrator Procedures," as may be amended by the Transfer Agent and the Funds from time to time ("Schedule 2.2"), the Transfer Agent shall:

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        (a) treat Shareholder  accounts  established by the Plans in the name of the Plan Trustees, the Plans or TPAs, as the case may be, as omnibus accounts;

        (b) maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

        (c) perform all services under SECTION 1 as transfer agent of the Funds and not as a record-keeper for the Plans.

2.3 Transactions identified under SECTION 2 of this Agreement shall be deemed exception services ("Exception Services") when such transactions:

        (a) require the Transfer Agent or its sub-agent to use methods and procedures other than those usually employed by the Transfer Agent or its sub-agent to perform services described under SECTION 1 of this Agreement;

        (b) involve the provision of information to the Transfer Agent or its sub-agent after the commencement of the nightly processing cycle of the transfer agency data processing system then in use by the Transfer Agent or its sub-agent (the "System"); or

        (c) require more manual intervention by the Transfer Agent or its sub-agent, either in the entry of data or in the modification or amendment of reports generated by the System than is usually required by non-retirement plan and pre-nightly transactions.

3.      Fees and Expenses
        -----------------

3.1 Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, the Funds agree to pay the Transfer Agent fees as set forth in the attached fee schedule ("Schedule 3.1"). Such fees and out-of-pocket expenses and advances identified under SECTION 3.2 below may be changed from time to time subject to mutual written agreement between the Funds and the Transfer Agent.

3.2 Out-of-Pocket Expenses. In addition to the fees paid under SECTION 3.1 above, the Funds agree to reimburse the Transfer Agent for the Transfer Agent's reasonable out-of-pocket expenses, including, but not limited to, confirmation production, postage, investor statements, telephone, telecommunication and line charges, microfilm, microfiche, checks, forms (including year end forms), wire fees, mailing and tabulating proxies, records storage, costs associated with certain specialty products, systems, or services, as applicable (such as "Investor," "Voice," "Fan," and "Vision"), or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses reasonably incurred by the Transfer Agent at the request or with the consent of a Fund will be reimbursed by such Fund.

3.3 Postage. Postage for mailing of a Fund's respective dividends, proxies, Fund reports, and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by such Fund at least seven (7) days prior to the mailing date of such materials.

3.4 Invoices. Each Fund agrees, on behalf of each of its Portfolio, to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may withhold only that portion of the fee or expense subject to the good faith dispute. The Fund will use reasonable efforts to notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Fund is disputing any amounts in good faith.

4.      Representations and Warranties of the Transfer Agent
        ----------------------------------------------------

The Transfer Agent represents and warrants to the Fund that:

4.1 It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts and is duly registered as a transfer agent under the Securities Exchange Act of 1934, as amended.

4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

4.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

4.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

15.1 It has and will continue to have access (either directly or pursuant to contractual arrangements with third parties) to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement.

15.2 It will at all times maintain in effect insurance coverage, including, without limitation, errors and omissions, Fidelity Board, and Electronic Data Processing coverages, at levels consistent with those customarily maintained by other comparable transfer agents and with such policies as the Trustees of the Funds may from time to time adopt.

5.      Representations and Warranties of the Funds
        -------------------------------------------

Each Fund represents and warrants to the Transfer Agent that:

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5.1     It is a business  trust duly organized and existing and in good standing under the laws of Massachusetts.

5.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

5.3 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

5.5 A registration statement under the Securities Act of 1933, as amended, is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

6.      Wire Transfer Operating Guidelines
        ----------------------------------

6.1 The Transfer Agent is authorized to promptly debit the appropriate Fund bank account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date, provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

15.1 Each Fund acknowledges that the Security Procedure it has designated on the Transfer Agent's Wire Transfer Security Procedures Customer Selection Form (the form of which is attached hereto as Schedule 6.2) was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund shall notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

15.2 The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

15.3 The Transfer Agent reserves the right to decline to process or delay the processing of a payment order (a) which is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits that are applicable to the Transfer Agent or any of its sub-agents; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

6.5 The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure, provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.6 The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order, provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

6.7 The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order. In no event (including failure to execute a payment order) shall the Transfer Agent be liable for special, indirect, or consequential damages, even if advised of the possibility of such damages.

6.8 When the Fund initiates or receives Automated Clearing House ("ACH") credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent or its sub-agent will act as an "Originating Depository Financial Institution" and/or "Receiving Depository Financial Institution," as the case may be, with respect to such entries. Credits given by the Transfer Agent or its sub-agent with respect to an ACH credit entry are provisional until the Transfer Agent or its sub-agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent or its sub-agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

6.9 Confirmation of the Transfer Agent's execution of payment orders shall ordinarily be provided within twenty-four (24) hours, notice of which may be delivered through the Transfer Agent's or its sub-agent's proprietary information systems, or by facsimile or call-back. Each Fund must notify the Transfer Agent of any objections to the execution of an order within thirty (30) days.

7.      Data Access and Proprietary Information
        ---------------------------------------

7.1 Each Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent or its sub-agent as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or its sub-agent ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or its sub-agent. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent or its sub-agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, each Fund agrees for itself and its employees and agents to:

        (a) use such programs and databases (i) solely on the Fund's computers, or (ii) solely from equipment at the locations agreed to between the Fund and the Transfer Agent, and (iii) solely in accordance with the Transfer Agent's or its sub-agent's applicable user documentation;

        (b) refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's computer(s)) the Proprietary Information;

        (c) refrain from obtaining unauthorized access to any portion of the Proprietary Information, and, if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

        (d) refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Fund's terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent;

        (e) allow the Fund to have access only to those authorized transactions as agreed to between the Fund and the Transfer Agent; and

        (f) honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's or its sub-agent's expense the rights of the Transfer Agent or its sub-agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

7.2 Proprietary Information shall not include all or any portion of any of the foregoing items that (a) are or become publicly available without breach of this Agreement; (b) are released for general disclosure by a written release by the Transfer Agent or its sub-agent; or (c) are already in the possession of the receiving party at the time or receipt without obligation of confidentiality or breach of this Agreement.

7.3 Each Fund acknowledges that its obligation to protect the Transfer Agent's and its sub-agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent or its sub-agent immediate, substantial, and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available at law, in equity or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent or its sub-agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

7.4 If a Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent or its sub-agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Fund agrees to make no claim against the Transfer Agent or its sub-agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT AND ITS SUB-AGENTS EXPRESSLY DISCLAIM ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.5 If the transactions available to a Fund include the ability to originate electronic instructions to the Transfer Agent or its sub-agent in order to (a) effect the transfer or movement of cash or Shares; or (b) transmit Shareholder information or other information, then in such event the Transfer Agent and its sub-agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent or its sub-agent from time to time.

7.6 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this SECTION 7. The obligations of the
        Funds  under  this  Section  shall  survive  any   termination  of  this
        Agreement.

8.      Confidentiality
        ---------------

8.1 Subject to the provisions of SECTION 8.2 hereof, the Transfer Agent and the Funds agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge or make known to any person, firm, corporation, or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections or any other secret or confidential information whatsoever, whether of the Transfer Agent or its sub-agent or of a Fund, used or gained by the Transfer Agent or its sub-agent or the Fund during performance under this Agreement. The Funds and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or its sub-agent or the Funds and their successors and assigns. In the event of breach of the foregoing, the remedies provided by SECTION 7.3 shall be available to the party whose confidential information is disclosed. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-agent or to agents or representatives of the Fund for purposes of providing services under this Agreement.

8.2 In the event that any requests or demands are made for the inspection of the Shareholder records of a Fund, other than request for records of Shareholders pursuant to subpoenas from state or federal government authorities, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent expressly reserves, for itself and its sub-agents, the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

9.      Indemnification
        ---------------

9.1 The Transfer Agent shall not be responsible for, and a Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all reasonable losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

        (a) all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

        (b) said Fund's (or its trustees', officers' or employees') lack of good faith, negligence, or willful misconduct which arise out of the breach of any representation or warranty by the Fund;

        (c) the Transfer Agent's (and its sub-agent's) reliance upon, and any subsequent use of or action taken or omitted by the Transfer Agent (or its sub-agents) in good faith based on (i) any information, records, documents, data, stock certificates, or services that are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions, or other similar means authorized by the Fund, and that have been prepared, maintained, or performed by the Fund or any other person or firm on behalf of the Fund, including, but not limited to, any previous transfer agent or registrar and reasonably believed to be genuine, authentic or signed by the proper person or persons; (ii) any instructions or requests received by the Transfer Agent from the Fund or any of its authorized officers and reasonably believed to be genuine, authentic or signed by the proper person or persons; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement that are provided to the Transfer Agent after consultation with such legal counsel; or
        (iv) any paper or document, reasonably believed to be genuine, authentic or signed by the proper person or persons;

        (d) the offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer of sale of such Shares, unless such violation of state securities law was directly attributable to the Transfer Agent's negligence, bad faith, or willful misconduct (with respect to this SECTION 9.1(d), in addition to indemnifying and holding harmless the Transfer Agent, said Fund shall also indemnify and hold harmless the Transfer Agent's agents and sub-contractors);

        (e) the negotiation and processing of any checks, including, without limitation, for deposit into any bank account of the Fund so long as the Transfer Agent complies with applicable procedures and guidelines approved by the Fund; or

        (f) the Transfer Agent's entering into any agreements required by the National Securities Clearing Corporation ("NSCC") for the transmission of Fund or Shareholder data through the NSCC clearing systems.

9.2 A Fund shall not be responsible for, and the Transfer Agent shall indemnify and hold the Fund harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities arising out of or attributable to any actions or omissions of the Transfer Agent as a result of the Transfer Agent's lack of good faith, negligence, or willful misconduct.

9.3 In order that the indemnification provisions contained in the SECTION 9 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify herunder shall have the option with counsel selected by it to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent (which shall not be unreasonably withheld).

10.     Standard of Care
        ----------------

10.1 The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such errors are caused by its negligence, bad faith, or willful misconduct or that of its employees, except as provided in Section 10.2 below. The parties agree that any encoding or payment processing errors and the liability arising under Section 4-209 of the Uniform Commercial Code shall be governed by this Section 10.1.

10.2 In the case of Exception Services as defined in SECTION 2.3 herein, the Transfer Agent shall be held to a standard of gross negligence.


11.     Information to be Furnished by the Fund
        ---------------------------------------

11.1    Each Fund shall promptly furnish to the Transfer Agent the following:

        (a) a certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement;

        (b) a copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto;

        (c) a list of all officers of the Fund, together with specimen signatures of those officers, who are authorized to instruct the Transfer Agent in all matters; and

        (d) two copies of the following:

                1. all of its current Prospectuses and Statements of Additional Information; and
                2. all other forms commonly used by the Fund with regard to its relationships and transactions with Shareholders of the Fund.


12.     Recordkeeping
        -------------

12.1 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Funds for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

12.2 The Transfer Agent shall keep records relating to the services to be performed hereunder, in such form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of each Fund and will be preserved, maintained, and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

12.3 Upon reasonable notice and during normal business hours, the Transfer Agent shall make available to each Fund its records supporting performance of its obligations hereunder, provided however such disclosure will not relate in any way whatsoever to records of the Transfer Agent's other clients.


13.     Termination of Agreement
        ------------------------


13.1    This Agreement may be terminated by either party upon one hundred twenty
        (120) days' written notice to the other.

13.2 Should the Fund exercise its right to terminate this Agreement, all reasonable out-of-pocket expenses associated with the movement of records and material will be borne by the Fund at cost. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination. Payment of such expenses or costs shall be in accordance with SECTION 3.4 of this Agreement.

13.3 Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. In addition, the Transfer Agent shall promptly provide to the Funds or a successor transfer agent all records and information required to be maintained by the Transfer Agent hereunder. To the extent reasonably possible, the Transfer Agent shall deliver such records and information in machine readable form.

13.4 Upon the resignation by the Transfer Agent or any of its agents or sub-contractors or their affiliates as custodian of a Retirement Account, the Transfer Agent shall promptly return to the Funds and shall require its agents or sub-contractors to promptly return to the Funds and all Fund and Fund Shareholder records and information held or maintained by such party in its capacity as Retirement Account custodian. To the extent reasonably possible, such records and information shall be delivered to the Funds in machine readable form.

13.5 If either party defaults in the performance of any material provision of this Agreement, or commits a series of non-material defaults which in the aggregate impair to a material extent the value of this Agreement to the other party, and the default or deficiency or condition is not cured within the shorter period of (a) thirty (30) days after the receipt of written notice thereof; or (b) the period of time allowed to cure such deficiency by applicable regulations. If the default or failure or condition is not cured during the thirty (30) day period, then this Agreement will terminate immediately upon receipt by the defaulting or failing party of a second written notice from the other Party stating that such termination is then effective. If the Funds terminate this Agreement pursuant to this paragraph, the Funds shall be liable for all reasonable out-of-pocket expenses associated with such termination, including any fees due to the Sub-Transfer Agent pursuant to such applicable notice period.


14.     Assignment and Third Party Beneficiaries.
        -----------------------------------------

14.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

14.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits under this Agreement to anyone other than the Transfer Agent and the Funds, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

14.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Fund.


15.     Subcontractors
        --------------

15.1 The Transfer Agent may, without further consent on the part of the Fund, engage subcontractors to perform any of the obligations of the Transfer Agent under this Agreement; provided, however, that the Transfer Agent shall be fully responsible to the Fund for the acts and omissions of the subcontractor as it is for its own acts and omissions.

15.1 Except as otherwise provided in Section 15.1, nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties, such as, by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

16.     Miscellaneous
        -------------

16.1 Relationship of Parties. The parties agree that they are independent contractors and not partners or co-venturers, and nothing contained herein shall be interpreted or construed otherwise.

16.2 Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

16.3 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

16.4 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, including, but not limited to, transmission errors in transactions processed by Shareholders via on-line computer services, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

16.5 Consequential Damages. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16.6 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

16.7 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.8 Priorities Clause. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

16.9 Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

16.10 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.11 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

16.12. Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile, or further reproduction shall likewise be admissible in evidence.

16.13 Year 2000. The Transfer Agent will take reasonable steps to ensure that its products reflect the available technology to offer products that are Year 2000 ready, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multicentury formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years. The Transfer Agent shall not be liable for computer-related problems arising out of, or associated with, third-party vendor computer systems or related equipment that are incurred in connection with the change from the years 1999 to 2000, such third-party vendors including, but not limited to, the Sub-Transfer Agent, DST Systems, Inc., and Output Technologies, Inc. The Transfer Agent has conducted a commercially reasonable investigation of the Sub-Transfer Agent's applicable computer systems and is not aware of any Year 2000 issues. The Transfer Agent will notify the Fund promptly in the event it becomes aware of any Year 2000 issues.

16.14 Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                (a)     If to Transfer Agent, to:

                        Nvest Services Company, Inc.
                        399 Boylston Street, 5th Floor
                        Boston, Massachusetts 02116
                        Attention: President
                        With a copy to: General Counsel
                        Facsimile: (617) 578-1177

                (b)     If to the Fund, to:

                         New England Funds Trust I
                         New England Funds Trust II
                         New England Funds Trust III
                         New England Cash Management Trust
                         New England Tax Exempt Money Market Trust
                         399 Boylston Street, 10th Floor
                         Boston, Massachusetts 02110
                         Attention: President
                         With a copy to:  General Counsel
                         Facsimile: (617) 578-1191


17.     Additional Funds
        ----------------

        In the event that a Fund establishes one or more series of Shares in addition to those named on the attached Schedule A with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and, if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.     Limitations of Liability of the Trustees and Shareholders
        ---------------------------------------------------------

        A copy of each Fund's Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Fund by an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or Shareholders of the Fund individually, but are binding only upon the assets and property of the indicated Portfolio of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                       NEW ENGLAND FUNDS TRUST I
                                       NEW ENGLAND FUNDS TRUST II
                                       NEW ENGLAND FUNDS TRUST III
                                       NEW ENGLAND CASH MANAGEMENT TRUST
                                       NEW ENGLAND TAX EXEMPT MONEY MARKET TRUST

                                       BY: /s/ John E. Pelletier
                                           ------------------------------------
                                           John E. Pelletier, Secretary & Clerk


ATTEST:

 /s/ Kristin S. Vigneaux
------------------------



                                       NVEST SERVICES COMPANY, INC.



                                       BY: /s/ Chris L. Wilson
                                           --------------------------------
                                           Christopher L. Wilson, President &
                                                Chief Executive Officer


ATTEST:

 /s/ Kristin S. Vigneaux
------------------------

                                   SCHEDULE A

    LIST OF PORTFOLIOS OF NEW ENGLAND FUNDS TRUST I, NEW ENGLAND FUNDS TRUST
      II, NEW ENGLAND FUNDS TRUST III, NEW ENGLAND CASH & MANAGEMENT TRUST,
                   NEW ENGLAND TAX EXEMPT, MONEY MARKET TRUST

1.      New England Growth Fund

2.      New England Capital Growth Fund

3.      New England Growth & Income Fund

4.      New England Equity Income Fund

5.      New England Bullseye Fund

6.      New England Balanced Fund

7.      New England Value Fund

8.      New England International Equity Fund

9.      New England Star Advisers Fund

10.     New England Star Worldwide Fund

11.     New England Star Small Cap Fund

12.     New England Bond Income Fund

13.     New England High Income Fund

14.     New England Government Securities Fund

15.     New England Limited Term U.S. Government Fund

16.     New England Strategic Income Fund

17.     New England Short Term Income Fund

18.     New England Municipal Income Fund

19.     New England Massachusetts Tax Free Income Fund

20.     New England Intermediate Term Tax Free Fund of California

21.     New England Cash Management Trust - Money Market Series

22.     New England Tax Exempt Money Market Trust

New England Funds Trust I
New England Funds Trust II
New England Funds Trust III
New England Cash Management Trust
New England Tax Exempt Money Market Trust

BY:/s/ John E. Pelletier
    ----------------------------
       John E. Pelletier, Secretary & Clerk


Nvest Services Company, Inc.

BY:/s/ Christopher L. Wilson
------------------------------------
       Christopher L. Wilson, President &
           Cheif Executive Officer

                                   SCHEDULE B

    SERVICES TO BE PROVIDED BY THE TRANSFER AGENT OF NEW ENGLAND FUNDS TRUST
     I, NEW ENGLAND FUNDS TRUST II, NEW ENGLAND FUNDS TRUST III, NEW ENGLAND
       CASH & MANAGEMENT TRUST, NEW ENGLAND TAX EXEMPT MONEY MARKET TRUST

Perform the customary services of a transfer agent, dividend disbursing agent, and, as relevant, agent in connection with accumulation, open-account or similar plan (including any periodic investment plan or periodic withdrawal program), including, but not limited to, the following:

1.      maintain all Shareholder accounts;

2. process transactions, including, but not limited to, new account set up, transfer of Share ownership, exchange of Shares, telephone transactions, and literature requests;

3.      prepare Shareholder meeting lists;

4. mail Shareholder proxies, Shareholder reports, and prospectuses to current Shareholders;

5.      receive and tabulate Shareholders proxies;

6.      withhold taxes on U.S. resident and non-resident alien accounts;

7.      prepare  and  file  U.S.  Treasury   Department  Forms  1099  and  other
        appropriate forms with respect to dividends and distributions by federal authorities for all Shareholders;

8. prepare and mail confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts;

9.      prepare and mail activity statements for Shareholders;

10.     provide   Shareholder   account   information   through  various  means,
        including, but not limited to, telephone calls, correspondence, and research;

11. receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation thereof to the custodian of the Fund authorized pursuant to the Fund's Declaration of Trust (the "Custodian");

12. pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

13. receive for acceptance redemption requests and redemption directions either in correspondence, via telephone, facsimile transmission, or through NSCC or any other method deemed appropriate by the Fund and deliver the appropriate documentation thereof to the Custodian;

14. at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

15. with respect to the transactions in items 11, 12, 13 and 14 above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the Fund;

16. effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

17. prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

18. maintain such bank accounts (which accounts may be in the name of the Transfer Agent or a subagent thereof) as the Transfer Agent shall deem necessary to the performance of its duties hereunder, including, but not limited to, the processing of Share purchases and redemptions and the payment of Portfolio dividends; any income or expense associated with any such account shall accrue to or be borne by the Transfer Agent;

19. if applicable, issue replacement certificates for those certificates alleged to have been lost, stolen, or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Fund; the Transfer Agent, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

20. report abandoned property to the various states as authorized by the Fund according to policies and principles agreed upon by the Fund and the Transfer Agent;

21. maintain records of account for and advise the Fund and its Shareholders as to the foregoing;

22. record the issuance of Shares of the Fund and maintain a record of the total number of Shares of the Fund that are authorized, based upon data provided to it by the Fund, and issued and outstanding; the Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares that are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund;

23. maintain a daily record and produce a daily report for the Fund of all transactions, receipts, and disbursements of money and securities to and from Shareholders and deliver a copy of such report for the Fund for each business day to the Fund no later than 10:00 AM Eastern Time, or such earlier time as the Fund may reasonably require, on the next business day; and

24. register and maintain accounts through Networking and accept and effectuate the purchase, redemption, transfer and exchange of Shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by NSCC on behalf of NSCC's participants, including the Fund), in accordance with instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks, which have been established, or in accordance with the instructions of authorized persons as hereinafter defined on the dealer file maintained by the Transfer Agent; issue instructions to the Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); provide account and transaction information from the affected Fund's records on the System in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and maintain Shareholder accounts on the System through Networking.









NEW ENGLAND FUNDS TRUST I                    NVEST SERVICES COMPANY, INC.
NEW ENGLAND FUNDS TRUST II
NEW ENGLAND FUNDS TRUST III
NEW ENGLAND CASH MANAGEMENT TRUST
NEW ENGLAND TAX EXEMPT MONEY MARKET TRUST



BY:/s/ John E. Pelletier
    ----------------------------
       John E. Pelletier, Secretary & Clerk


Nvest Services Company, Inc.

BY:/s/ Christopher L. Wilson
------------------------------------
       Christopher L. Wilson, President &
           Cheif Executive Officer

                                  SCHEDULE 2.2
                      THIRD PARTY ADMINISTRATOR PROCEDURES

                            DATED ___________________

1. On each Business Day, the TPA shall receive, on behalf of and as agent of the Fund(s), Instructions (as hereinafter defined) from the Plan. Instructions shall mean as to each Fund (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case, based on the Plan's receipt of purchase orders and redemption requests by Participants in proper form by the time required by the terms of the Plan, but not later than the time of day at which the net asset value of a Fund is calculated, as described from time to time in that Fund's prospectus. Each Business Day on which the TPA receives Instructions shall be a "Trade Date."

2. The TPA shall communicate the TPA's acceptance of such Instructions to the applicable Plan.

3. On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares (TD+1), the TPA shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each Plan. In the case of net purchases by any Plan, the TPA shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on TD+1. In the case of net redemptions by any Plan, the TPA shall instruct the Fund's custodian to transmit the redemption proceeds for Shares by wire transfer to the Trustees of such Plan on TD+1. The times at which such notification and transmission shall occur on TD+1 shall be as mutually agreed upon by each Fund, the TPA, and the Transfer Agent.

4. The TPA shall maintain separate records for each Plan, which records shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA shall maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA, or the nominee of either thereof as the record owner of Shares owned by such Plan.

5. The TPA shall maintain records of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

6. The TPA shall prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

7. The TPA shall, at the request and expense of each Fund, transmit to the Plans prospectuses, proxy materials, reports and other information provided by each Fund for delivery to its shareholders.

8. The TPA shall, at the request of each Fund, prepare and transmit to each Fund or any agent designated by it such periodic reports covering Shares of each Plan as each Fund shall reasonably conclude are necessary to enable the Fund to comply with state Blue Sky requirements.

9. The TPA shall transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans.

10. The TPA shall, with respect to Shares, maintain account balance information for the Plan and daily and monthly purchase summaries expressed in Shares and dollar amounts.

11. Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports, and other materials relating to each Fund be furnished to Participants, in which event, the Transfer Agent or each Fund shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA shall, at the request of the Transfer Agent or each Fund, provide at the TPA's expense complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.



NEW ENGLAND FUNDS TRUST I                    NVEST SERVICES COMPANY, INC.
NEW ENGLAND FUNDS TRUST II
NEW ENGLAND FUNDS TRUST III
NEW ENGLAND CASH MANAGEMENT TRUST
NEW ENGLAND TAX EXEMPT MONEY MARKET TRUST



BY:/s/ John E. Pelletier
    ----------------------------
       John E. Pelletier, Secretary & Clerk


Nvest Services Company, Inc.

BY:/s/ Christopher L. Wilson
------------------------------------
       Christopher L. Wilson, President &
           Cheif Executive Officer

                                  SCHEDULE 3.1
                                      FEES

                          DATED AS OF NOVEMBER 1, 1999

ANNUAL ACCOUNT SERVICE FEES

--------------------------------------------------------------------------------

         Each Portfolio/Class
                  Equity Funds (Classes A, B and C) *                  $20.10
                  Fixed Income Funds (Classes A, B and C) *            $17.35
                  Money Market Funds (Classes A, B, C and Y)           $22.00

--------------------------------------------------------------------------------

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account service fees are the higher of open account charges plus closed account charges or the fund minimum.


MONTHLY MINIMUMS

--------------------------------------------------------------------------------
         Each Portfolio/Class
                  Equity Funds (Classes A, B and C) *                  $1,500
                  Fixed Income Funds (Classes A, B and C) *            $1,500
                  Money Market Funds (Classes A, B, C and Y)           $1,500
--------------------------------------------------------------------------------

*Class Y Shares of the Equity and Fixed Income Funds are charged an asset based, flat fee of 10 basis points.

--------------------------------------------------------------------------------

IRA CUSTODIAL FEES

--------------------------------------------------------------------------------

         Annual Maintenance (payable by shareholders)             $15.00/Account

--------------------------------------------------------------------------------

Out-of-pocket expenses include, but are not limited to, confirmation statements, postage, investor statements, audio response, telephone, telecommunication and line charges, record storage, records retention, transcripts, microfilm, microfiche, checks, forms (including year end forms), wire fees, mailing and tabulating proxies, costs associated with certain specialty products, systems, or services, as applicable (such as "Investor," "Voice," "FAN," and "Vision"), and any other expenses incurred at the specific direction of the Fund.

Subject to each party's right to terminate this Agreement pursuant to Section 13 hereof, the Transfer Agent and the Fund agree that the fees set forth in this
Schedule 3.1 shall remain in effect for a period of one year from the date of this Agreement. Upon the expiration of such one year period, the Transfer Agent and the Fund hereby agree to negotiate in good faith such changes to this Schedule as they may deem necessary.

NEW ENGLAND FUNDS TRUST I                NVEST SERVICES COMPANY, INC.
NEW ENGLAND FUNDS TRUST II
NEW ENGLAND FUNDS TRUST III
NEW ENGLAND CASH MANAGEMENT TRUST
NEW ENGLAND TAX EXEMPT MONEY MARKET TRUST



BY:/s/ John E. Pelletier
    ----------------------------
       John E. Pelletier, Secretary & Clerk


Nvest Services Company, Inc.

BY:/s/ Christopher L. Wilson
------------------------------------
       Christopher L. Wilson, President &
           Cheif Executive Officer

                                  SCHEDULE 6.2

                        WIRE TRANSFER SECURITY PROCEDURES
                             CUSTOMER SELECTION FORM

SECTION I

Details the types of funds transfers processed on behalf of ___________________.

Please select the appropriate security procedures from Section II for each type of funds transfer listed in Section I.

TYPES OF FUNDS TRANSFERS

         __________        Expedited Redemptions
         __________        Same Day Wires
         __________        Manual Wires
         __________        Wire Transfers Initiated by FAX
         __________        Group Divided Wire
         __________        Remote Bach Transmissions
         __________        ACH Transactions


SECTION II

Lists the types of security procedures offered.

SECURITY PROCEDURES

        A.      REPETITIVE WIRES/ACH TRANSACTIONS

        B.      TELEPHONE CONFIRMATION

        C.      ENCRYPTION

AUTHORIZATION

Nvest Services Company, Inc. is hereby instructed to implement the above checked security procedure(s) in regard to payment orders initiated by or on behalf of our organization or its shareholders.


/s/ John E. Pelletier
---------------------------------------------                   ----------------
Authorized Signature                                                       Date

                 FUNDS TRANSFER SECURITY PROCEDURES DEFINITIONS

REPETITIVE WIRES

1.      SHAREHOLDER GENERATED

        Wires initiated from existing authorized shareholder accounts. Each wire is sent to the same pre-established destination bank and beneficiary account number. Only the date of the wire and dollar amount may vary from instruction to instruction. Changes to that file can only be performed based on written instructions coupled with a signature guarantee. The establishment of the repetitive wire is confirmed via a written notice to the shareholder's address of record.

2.      CLIENT GENERATED

        Manual wires processed on behalf of the client. Wires are initiated from the same authorized debit account and sent to the same destination bank and beneficiary account number each time. Only the date and the dollar amount may vary from instruction to instruction.

        TELEPHONE CONFIRMATION

        Telephone confirmation will be used to verify funds transfer instructions received via telephone, untested facsimile or mail. This security procedure can be used to authenticate non-repetitive and repetitive wire transfers instructions. Repetitive wires may be subject to a specific threshold at the client's discretion.

        As part of the confirmation process, customers must designate individuals as authorized initiators and authorized confirmers. Within 24 hours of receipt of the wire instruction and prior to execution, a Transfer Agent associate will contact someone other than the originator at the customer's location to authenticate the instructions. Additionally, a confirmation log will be maintained to provide an evidentiary control as well as providing an invaluable operational tool for resolving any disputes.

        ENCRYPTION

        Delivery of wire transfer is completed via computer to computer data communications. Recommended security procedures include encryption, the process by which data traveling over communication lines is cryptographically transformed (encrypted). This control is appropriate not only for terminal based initiation, but also being used by some institutions in the form of both encrypted facsimile and encrypted voice communication. This delivery mechanism is typically used for high volume business such as shareholder redemptions and dividends.

        TELEPHONE COMMUNICATIONS

        All telephone communication between the Transfer Agent and the client will be handled on recorded telephone lines.

        TRANSFERS INITIATED VIA FACSIMILE TRANSMISSION

        Transfers initiated via fax may use either repetitive wire security procedures, telephone confirmation or a combination of both.

        OPTIONAL SECURITY PROCEDURE

        Client may establish telephone confirmation procedures to authenticate repetitive manual wires initiated via telephone, untested facsimile or mail in excess of certain dollar amounts using the attached forms.

                       FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

2. SECURITY PROCEDURE: The Fund acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

4. REJECTION: The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits that are applicable to the Transfer Agent; or
        (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OF AMENDMENT: The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The

        Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order. In no event (including failure to execute a payment order) shall the Transfer Agent be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8.      AUTOMATED  CLEARING HOUSE ("ACH") CREDIT  ENTRIES/PROVISIONAL  PAYMENTS:
        When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours, notice of which may be delivered through the Transfer Agent's or its subagent's proprietary information systems, or by facsimile or call-back. The Fund must report any objections to the execution of an order within thirty (30) days.

I understand and agree to the terms and conditions described above. I am authorized to sign on behalf of each of the mutual funds or other entities named on Schedule __ attached.



BY:  /s/ John E. Pelletier                              DATE: November 1, 1999
     ---------------------                                    ------------------

NAME:  John E. Pelletier
       -----------------

TITLE:  Secretary & Clerk
        -----------------

                                  SCHEDULE ___

                              LIST OF MUTUAL FUNDS

SECTIONS I and II SHOULD BE COMPLETED BY ALL CLIENTS

PLEASE TYPE ALL DOCUMENTATION

SECTION I
---------


CLIENT/FUND


--------------------------------------------------------------------------------
STREET:                                                        APT:
--------------------------------------------------------------------------------
CITY:                              STATE:                      ZIP:
--------------------------------------------------------------------------------
PHONE NUMBER:                                                  FAX NUMBER:
--------------------------------------------------------------------------------


SECTION II
----------

Please list the number of all demand deposit accounts (DDAs) from which you intend to initiate wire transfers

                       MAXIMUM $ LIMIT                          MAXIMUM $ LIMIT
    DDA NUMBER         PER TRANSACTION       DDA NUMBER         PER TRANSACTION
                       ---------------                          ---------------
    (8 DIGITS)          (IF ANY)             (8 DIGITS)          (IF ANY)


1.                                        1.
-----------------    -----------------    -----------------    -----------------
2.                                        2.
-----------------    -----------------    -----------------    -----------------
3.                                        3.
-----------------    -----------------    -----------------    -----------------
4.                                        4.
-----------------    -----------------    -----------------    -----------------
5.                                        5.
-----------------    -----------------    -----------------    -----------------
6.                                        6.
-----------------    -----------------    -----------------    -----------------